Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Capstone Therapeutics Corp. 2015 Equity Incentive Plan of our report dated March 16, 2015 (which includes an explanatory paragraph regarding the Company’s going concern uncertainty) , relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Capstone Therapeutics, Corp. for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/Moss Adams, LLP

Scottsdale, Arizona

June 22, 2015